CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Sequoia Fund, Inc. and to the use of our report dated February 21, 2008 on the financial statements and financial highlights as of and for the year ended December 31, 2007. Such financial statements and financial highlights appear in the Sequoia Fund Inc.’s 2007 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

/s/ Briggs, Bunting & Dougherty, LLP

Philadelphia, Pennsylvania
April 24, 2008